Emergent BioSolution’s Statement on the Status of its Credit Facility and the Sale of its Travel Health Business GAITHERSBURG, Md., April 17, 2023 – Emergent BioSolutions (NYSE: EBS) previously announced that it has entered into an agreement to sell its travel health business to Bavarian Nordic (BVNRY) for a total value of up to $380 million, including potential future milestone payments. As the two companies work towards closing the transaction, our lender group continues to be constructive in these efforts and has extended through May 17, 2023, the limited waiver of covenant compliance described in our 8-K filing on February 15 related to the announced divestiture. Emergent is working diligently with its lenders to replace the current credit facility and extend the October 2023 maturity as soon as possible. Safe Harbor Statement This communication may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact are forward-looking statements. You should not unduly rely on any forward- looking statements, which speak only as of the date of this communication. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating forward-looking statements. Media Contact: Matt Hartwig Director, Media Relations 240-760-0551 hartwigm@ebsi.com Investor Contact: Robert G. Burrows Vice President, Investor Relations 240-631-3280 burrowsr@ebsi.com